EXHIBIT A

                             JOINT FILING AGREEMENT

     Each of the undersigned hereby agrees that the Statement on Schedule 13G with respect to the Shares of Steakhouse Partners, Inc., dated February 16, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 16, 2005                              GRI Fund, LP
                                                     By: StevensonPartners, LLC,
                                                     General Partner

                                                     By:  /s/ George Rich
                                                          ----------------------
                                                          Name: George Rich
                                                          Title: Managing Member

Date: February 16, 2005                                   /s/ George Rich
                                                          ----------------------
                                                          George Rich